EXHIBIT (21) - SUBSIDIARIES

At December 31, 1994, the Company owned the following subsidiaries, all of which are included in the consolidated financial statements filed as part of the Form 10-K:

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                                                                                         PERCENTAGE
                                                    STATE OF                                 OF
             SUBSIDIARIES                        INCORPORATION                           OWNERSHIP
- - - - -----------------------------------------------------------------------------------------------------
 Carlon Chimes Co.                      Delaware                                            100
 Carlon Canada Ltd.                     Ontario, Canada                                     100
 Carlon Hong Kong                       Hong Kong                                           100




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L1773   (02/23/95)